Exhibit 10.16

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

English Translation

Second Amended and Restated

Mobile Browser Cooperation Agreement

This Second Amended and Restated Mobile Browser Cooperation Agreement on (this “Agreement”) dated September 25, 2017 is made by and among:

(1)             Shenzhen Tencent Computer Systems Co., Ltd., a corporation duly established and valid existing under the laws of the People’s Republic of China, whose legal address is at 5-10F, FIYTA Building, High-tech South 1st Road, Hi-tech Park, Nanshan District, Shenzhen (“Tencent”);

(2)             Sogou Inc., a corporation duly established and valid existing under the laws of the Cayman Islands, whose legal address is at Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands (“Sogou Inc.”);

(3)             Beijing Sogou Technology Development Co., Ltd., a corporation duly established and valid existing under the laws of the People’s Republic of China, whose legal address is at Room 01, 9/F Sohu.com Internet Plaza, No. 1 Park Zhongguancun East Road, Haidian District, Beijing (“Sogou China”);

(4)             Beijing Sogou Network Technology Co., Ltd., a corporation duly established and valid existing under the laws of the People’s Republic of China, whose legal address is at Suite 1916, Building 4, No. 1 Park Wangzhuang Road, Haidian District, Beijing (“Sogou Network”);

(5)             Beijing Sogou Information Service Co., Ltd., a corporation duly established and valid existing under the laws of the People’s Republic of China, whose legal address is at Room 02, 9/F Sohu.com Internet Plaza, No. 1 Park Zhongguancun East Road, Haidian District, Beijing (“Sogou Information”);

(6)             Shenzhen Shi Ji Guang Su Information Technology Co., Ltd., a corporation duly established and valid existing under the laws of the People’s Republic of China, whose legal address is at 16/F, Tencent Building, Kejizhongyi Avenue, Yuehai Street, Nanshan District, Shenzhen, Guangdong Province, China (“Shi Ji Guang Su”)

Sogou Inc., Sogou China, Sogou Network, Sogou Information and Shi Ji Guang Su are collectively referred to as “Sogou”. Tencent and Sogou shall hereinafter be referred to individually as a “Party”, and collectively as the “Parties”.

To exploit and promote Tencent mobile browser market, the Parties have executed a Business Development and Resource Sharing Agreement dated September 16, 2013 and executed an Amended and Restated Business Cooperation Agreement on Mobile Browser dated March 31, 2014 (the “Original Agreement”) to amend, restate and replace the abovementioned Business Development and Resource Sharing Agreement. The Parties hereby agree to make further amendment and restatement to the Original Agreement and reach this Agreement through friendly discussion as follows:

Article 1 Cooperation on Tencent Mobile Browser Search Tools

1.1                              The Parties agree that, from the effective date of this Agreement (the “Starting Date”) to September 15, 2018 (the “Expiration Date”) (hereinafter referred to as the “Cooperation Period”), Sogou search tool will always be the default search tool for Tencent mobile browser, but the mobile directory function endogenous in Tencent mobile browser will be exclusively developed and operated by Tencent, provided that users of Tencent mobile browser have the right to choose other search tools when using Tencent mobile browser. Sogou will provide a search interface for Tencent mobile browser.

The revenue actually received (“Revenue Received”, namely, the revenue brought by search traffic imported by Tencent mobile browser deducting Sogou’s operating expenses) by Sogou from search traffic imported by Tencent mobile browser shall be distributed according to the following proportions: * % of all Revenue Received to Tencent and the remaining * % to Sogou. From the Starting Date to the Expiration Date, the Parties may adjust such proportions from time to time in the form of written agreement.

The symbol “ * ” in this exhibit indicates where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

1.2                              The Parties agree that, during the Cooperation Period, they will settle the Revenue Received by month, Sogou shall, after the end of each month and within thirty (30) days after the receipt of formal VAT special invoices issued by Tencent, remit the share of revenue distributable to Tencent to the bank account designated by Tencent, and provide Tencent with a monthly report, illustrating the total amount and breakdown of the Revenue Received in the month.

1.3                              Sogou shall properly maintain and preserve related financial books and records. With a written notice seven (7) days in advance, Tencent shall be entitled to audit such books and records each year, so as to confirm the Revenue Received based on which distribution shall be made. Any audit under this Article 1.3 shall be conducted in normal working hours in the office location of Sogou in a manner that minimizes the disturbance on normal business operations, and the audit institution shall be mutually selected by both Parties. Tencent shall bear the costs and expenses of such audit, but in the case the audited Revenue Received exceeds the amount reported by Sogou by over 10%, the audit costs and expenses shall be borne by Sogou.

1.4                              During the Cooperation Period, Sogou shall use its best endeavors to make sure its search services involve (i) no serious violation of laws or regulations, or to take timely and effective measures to remove any violating content once detected, and (ii) no operational behavior impairing the brand image and reputation of Tencent. Once any violation of such requirements were found, Tencent shall be entitled to require Sogou to make immediate rectification and to compensate Tencent for its losses actually incurred from such violation.

1.5                              During the Cooperation Period, if Sogou seriously breaches its obligations hereunder (including but not limited to the provisions of Articles 1.2 and 1.4) and fails to rectify at the request of Tencent, Tencent shall be entitled to terminate this Agreement by notice in writing at its own discretion. During the Cooperation Period, if Tencent seriously breaches its obligations hereunder and fails to rectify at the request of Sogou, Sogou shall be entitled to terminate this Agreement by notice in writing at its own discretion.

1.6                              If Sogou successfully completes its IPO from the execution date of this Agreement to the Expiration Date , the Parties hereby agree to extend the Expiration Date from September 15, 2018 to September 15, 2023.

Article 2 Early Termination

2.1                              Under the following circumstances, Tencent shall be entitled to immediately terminate this Agreement by written notice to the other Parties:

(a)                       if (i) Sogou Inc. issues or sells any shares or Equity

Interests directly or indirectly to any Restricted Person, or (ii) Sohu sells any shares or Equity Interests of Sogou Inc. directly or indirectly to any Restricted Person;

Notwithstanding the foregoing, after the completion of the US IPO of Sogou Inc., Sogou Inc. and Sohu can sell Sogou Inc.’s shares or Equity Interests through open market transactions, provided that the sale is conducted through open market transactions and the seller, the underwriter or broker (as the case may be) does not specifically arrange for the distribution or sale of shares or Equity Interests to any Restricted Person; and, in the event that a Restricted Person purchases Sogou Inc.’s shares or Equity Interests through an open market transaction, the purchase shall not be deemed as a termination event as long as Sohu or Sogou Inc. does not, in any way, provide any convenience for the purchase; or

(b)                       there is any Change of Control of Sohu, and the Restricted Person has acquired the Control of Sohu.

2.2                              The relevant definitions are as follows:

(a)                       “Sohu” means Sohu.com (Search) Limited, Sohu.com Inc. and any other Sohu.com Inc. through which Sohu.com Inc. obtains Control over Sohu.com (Search) Limited;

(b)                       in respect of any person, “Equity Interests” mean the equity capital, membership interests, partnership interests, registered capital, ownership interests of joint venture or other forms, options, warrants, and other securities which can be directly or indirectly changed into, or can obtain or convert into such equity capital, membership interests, registered capital, ownership interests of joint venture or other forms, of such person (whether such derivative securities are issued by such person or not);

(c)                        “Restricted Person” means any person and any of its Affiliated Companies that has been confirmed by the Parties in writing from time to time;

(d)                       “Affiliated Companies” mean (i) in the case of a person other than a natural person, any other person who, directly or indirectly, Controls such person, is Controlled by such person or under common Control with such person, and (ii) in the case of a natural person, any person who is directly or indirectly Controlled by such person, or Relatives of such person. “Relatives” mean a natural person’s spouse, parents, grandparents, children, grandchildren, siblings, the siblings of such person’s parents, the children of such person’s siblings, the great-grandparents or the spouses of the foregoing (if any);

(e)                        “Change of Control” of a person means the circumstance under which such person is merged or consolidated with any other person or such person is merged or consolidated into any other person or after such person’s Equity Interest is acquired, the person controlling such person shall immediately no longer have any direct or indirect control over such person;

(f)                         In respect of any person, “Control” means (i) holding more than 50% of the issued shares or other equities or registered capital of such person, or (ii) being capable of dominating such person’s management or policy through owning more than 50% of the voting rights in such person or through the right to appoint the majority of the members of the board of directors or similar management organization, or by contractual arrangements or otherwise.

Article 3 Confidentiality

3.1                              General Obligations. Each Party undertakes to the other Parties that, without the prior written consent of the Party concerned (as the case may be), it will not and will procure its directors, equity holders, management, employees, agents or Affiliated Companies (collectively referred to as “Representatives”) not to disclose any Confidential Information to any third party, or use the Confidential Information in a way detrimental to any other Party (as the case may be). For purposes of this Article 3, the term “Confidential Information” refers to (a) information concerning the formation, operation, technology, intellectual property, safety records, investment, finance, transactions or other affairs of any Party, or information concerning the directors, management or employees of the Party (whether such information is transmitted in oral, written or other forms, and whether provided on, before or after the New Starting Date); (b) provisions of this Agreement, the identity of the Parties and their respective Affiliated Companies; and (c) any other information prepared by any Party or any Representative that contains or otherwise reflects or is generated or derived from the information specified in item (a) above.

3.2                              Exceptions. Article 3.1 of this Agreement shall not apply to:

(a)                                Disclosure of Confidential Information that is or becomes generally available to the public through no breach of this Agreement by any Party or any Representative;

(b)                                Disclosure made by a Party to its Representative or certain Affiliated Companies who need to know such information for performance of its obligations or exercise of its rights hereunder, provided that such Representative or Affiliated Companies (i) is subject to similar confidentiality obligations, or (ii) is subject to other binding professional confidentiality obligations; or

(c)                                 Disclosure required by rules of any stock exchange in which the shares of any Party or its parent company are listed or applicable legal, judicial or regulatory proceedings, or disclosure relating to any legal action, litigation or proceeding arising from or in connection with this Agreement, provided that the other Parties (as the case may be) shall be informed in advance to the extent feasible and any possible arrangement shall be made for confidential treatment.

3.3                              Publicity. Each Party shall not, and each Party shall procure its management, employees, agents, Affiliated Companies and the management, employees and agents of such Affiliated Companies not to, release any public announcement or make any remark on this Agreement or matters contemplated under this Agreement without consultation with, and written consent from, the Party concerned (as the case may be), unless required by laws or stock exchange rules, made pursuant to a court order, requested by the stock exchange on which the shares of such Party or its Affiliated Companies are listed, or required by any governmental or regulatory agency.

Article 4 Notice

4.1                              Any and all notices among the Parties shall be written in Chinese and sent by personal delivery, registered airmail, fax or email to the following addresses:

If to Tencent:

Address:      Tencent Building, Kejizhongyi Avenue, Nanshan District, Shenzhen, Guangdong Province, P.R.C.

Postal code: 518057

Recipient: Compliance Transaction Department

Email: legalnotice@tencent.com

With a copy to:

Address:      Tencent Building, Kejizhongyi Avenue, Nanshan District, Shenzhen, Guangdong Province, P.R.C.

Postal code: 518057

Recipient: Investment & Merger Department

Email: PD_Support@tencent.com

If to Sogou Inc.:

Sogou Inc.

Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands

With a copy to Sogou Information as follows

If to Sogou China, Sogou Network or Sogou Information, Shi Ji Guang Su:

Recipient: Zhou Yi

Email: yizhou@sohu-inc.com

Tel:  +86 10 5641 2878

Address:  SOHU.com Internet Plaza, No.1 Park Zhongguancun East Road, Beijing,

Postal code: 100084

4.2                              Any notice shall be deemed to have been served:

on the date of delivery if sent by personal delivery;

seven (7) days from the date of posting (as evidenced by postmark) if sent by registered airmail;

on the first working day after the date of transmission if sent by facsimile or telegraph;

on the date on which the email reaches the server of the recipient if sent by email.

4.3                              Any Party may change its address for notice at any time by delivering a written notice to all other Parties in accordance with this Article 4.

Article 5 Miscellaneous

5.1                               Effectiveness. This Agreement is sealed or signed by and among the Parties and shall become effective on the day and year first written above. This Agreement is an amendment and restatement of the Original Agreement and shall supersede the Original Agreement. The Original Agreement shall automatically be terminated at the same time as this Agreement becomes effective. For the avoidance of doubt, the termination of the Original Agreement does not affect the rights and obligations of the Parties in respect of the settlement of Revenue Received under the Original Agreement that has not yet been fulfilled before the effectiveness of this Agreement, and the Parties to the rights and obligations shall continue to perform.

5.2                               Modification. Unless otherwise expressly provided herein, no modification, alteration or supplementary to this Agreement shall be effective unless made in writing and signed by each of the Parties. This Agreement will not affect any relationship existing among the Parties (if any) by contract or otherwise.

5.3                               Binding Force, Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigners. None of the Parties may assign this Agreement without the prior written consent of all other Parties.

5.4                               Governing Law; Dispute Resolution. The Parties explicitly acknowledge that, this Agreement and any dispute, controversy or claim arising from or in any way related to this Agreement or behaviors of the Parties hereto shall be governed by the laws of the PRC. Any such dispute arising from the performance of this Agreement or in connection with this Agreement shall be settled through friendly negotiation among the Parties; if such negotiation fails, any Party may submit the dispute to Shanghai

Arbitration Commission for arbitration in Shanghai in accordance with its arbitration rules then in force. The arbitration award shall be final and binding upon all Parties.

5.5                               No Waiver. No failure of a Party to exercise any right, power or benefit under this Agreement shall operate as a waiver of that right, power or benefit, nor shall any single or partial exercise of any right, power or benefit prevent the exercise of any other right, power or benefit.

5.6                               Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in force.

5.7                               Force Majeure. If the performance of this Agreement is delayed, hindered or made impractical due to any reason beyond the reasonable control of the affected party, including but not limited to natural disaster, war, riot, insurrection, embargo or other government restrictions (except unfavourable economic conditions, exchange rate fluctuations or insolvency) (each a “Force Majeure Event”), the obligations of the Parties hereto shall be deemed to have been suspended without giving rise to any liability for damage. The Party affected shall promptly inform the other Parties of the nature and scope of any actual or anticipated Force Majeure Event, and shall take all reasonable steps to mitigate the impact of the Force Majeure Event.

5.8                               Relationship of the Parties; Independent Contractor. Nothing in this Agreement is intended to, or shall be deemed to, make any Party a legal representative or agent of any other Party; none of the Parties have the right or authority to incur any responsibility or obligation in the name of or on behalf of any other Party.

5.9                               Liability for Breach of Contract. If any Party fails to properly perform any of its obligations hereunder, the non-breaching party shall be entitled to notify the breaching party to rectify such breach and perform its due obligations within a reasonable period of time. If the breaching party fails to rectify its breach within the prescribed period of time, the non-breaching party shall be entitled to seek any possible remedy according to applicable laws, including but not limited to claiming for compensation.

5.10                       Taxes and Fees. Unless otherwise provided in this Agreement, each Party shall bear and pay its own taxes and fees incurred hereunder, including but not limited to taxes, legal fees, accounting fees and other type of fees.

5.11                        Headings. The clause headings in this Agreement have been inserted for convenience only and shall not constitute a part of this Agreement.

5.12                        Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

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[Signature Page]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives on the date and year first written above.

Shenzhen Tencent Computer Systems Co., Ltd.	Sogou Inc.

(Seal)	(Seal)

Signature:	Signature:

Name:	Name:

Title:	Title:

Beijing Sogou Technology Development Co., Ltd.	Beijing Sogou Network Technology Co., Ltd.

(Seal)	(Seal)

Signature:	Signature:

Name:	Name:

Title:	Title:

Beijing Sogou Information Service Co., Ltd.	Shenzhen Shi Ji Guang Su Information Technology Co., Ltd.

(Seal)	(Seal)

Signature:	Signature:

Name:	Name:

Title:	Title: